UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Maiden Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	98-0570192

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

131 Front Street, 2nd Floor
Hamilton HM12 Bermuda

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Maiden Holdings, Ltd.’s 6.625% Notes due 2046	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-207904 and 333-207904-01

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The descriptions of the general terms and provisions of the 6.625% Notes due 2046 (the “Notes”) of Maiden Holdings, Ltd. (the “Registrant”) to be registered hereby, contained under the heading “Description of Debt Securities of Maiden Holdings, Ltd.” in the Registrant’s Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 thereto (File Nos. 333-207904 and 333- 207904-01) (the “Registration Statement”), and under the heading “Description of Notes” in the Registrant’s Prospectus Supplement, dated June 7, 2016, to the Prospectus contained in the Registration Statement and filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended, are incorporated by reference herein.

Item 2.	Exhibits.

Exhibit No.	Description
4.1	Form of Indenture for Debt Securities by and between Maiden Holdings, Ltd. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.10 of Post-Effective Amendment No. 1 to the Registration Statement of Maiden Holdings, Ltd. and Maiden Holdings North America, Ltd. on Form S-3 (File Nos. 333-207904 and 333-207904-01), filed with the SEC on June 7, 2016.)

4.2	First Supplemental Indenture, dated as of June 14, 2016, by and between Maiden Holdings, Ltd. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.2 to Maiden Holdings, Ltd.’s Current Report on Form 8-K filed on June 14, 2016)

4.3	Form of 6.625% Notes due 2046 (included in Exhibit 4.2)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 14, 2016

Maiden Holdings, Ltd.

By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Executive Vice President, General Counsel and Secretary

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